John W. Hlywak, Jr. (Investors)              Jay Higham(Physician and Media)
  Senior Vice President & CFO                  President & COO
  IntegraMed America, Inc.                     IntegraMed America, Inc.
  (914) 251-4143                               (914) 251-4127
  email:  jhlywak@integramed.com               email:  jayhigham@integramed.com
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  Web Address:  http://www.integramed.com
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                   IntegraMed Announces Errant Reuters Report


Purchase, NY, December 2, 2004 -- IntegraMed America, Inc. (Nasdaq: INMD) learned that an errant report was made November 29, 2004 by Reuters that listed IntegraMed's symbol (INMD) related to a research report that indicated inhaling a saline solution could prevent the spread of diseases. The intended symbol for the Reuters report is IMDC. IntegraMed has no information why this error occurred.

About IntegraMed America, Inc.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of December 2, 2004 and IntegraMed undertakes no duty to update this information.



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